FIRST AMENDMENT TO PROMISSORY NOTE AND WAIVER AGREEMENT
(APLD Holdings 2 LLC Promissory Note)
This FIRST AMENDMENT TO PROMISSORY NOTE AND WAIVER AGREEMENT (this “Agreement”), is dated as of October 8, 2024 and entered into by and among APLD HOLDINGS 2 LLC, a Delaware limited liability company (the “Company”), CIM APLD Lender Holdings, LLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and the LENDERS party hereto, relating to that certain Note referred to below.
RECITALS:
WHEREAS, the Company has entered into that certain Promissory Note, dated June 7, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”);
WHEREAS, pursuant to the terms of the Note, the Lenders have agreed to make Additional Loans subject to the terms and conditions set forth in the Note;
WHEREAS, in order to continue to fund Project Costs related to the ELN-02 Project, in accordance with Section 8(b) of the Note, the Company has requested that the Lenders agree to (i) amend certain of the provisions of the Note and (ii) grant the limited waivers and consents as provided for herein, in each case on the terms and conditions set forth herein; and
WHEREAS, the Lenders have agreed to grant such amendments, waivers and consents effective as of the First Amendment Effective Date (as defined below) and otherwise provided for herein, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 3 hereof on such date.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:
Section 1.Definitions; Rules of Construction.
(a)Except as otherwise expressly defined herein, capitalized terms used and not defined in this Agreement (including the preamble and recitals hereto) shall have the respective meanings given to them in Annex A of the Note by reference or otherwise.
(b)The rules of construction set forth in Annex A of the Note shall apply to this Agreement as if set forth herein.
Section 2.Waivers; Consents.
(a)Waiver for Additional Loan. Subject to the terms and conditions set forth herein, as of the First Amendment Effective Date, for purposes of the Lenders making the remaining available amount of Additional Loans under the Final $40 Million Committed Amount in an aggregate principal amount of up to $20,000,000 (the “Subject Loan”), the Lenders hereby agree to (i) waive the requirements set forth in Section 2(a)(ii)(A) of the Note solely to the extent required to permit the Lenders to make the Subject Loan so long as the proceeds of the Subject Loan are deposited directly into the Company Account (as defined below) and are subsequently released solely in accordance with Section 5(b) and (ii) consent and agree that a written borrowing request may be provided with respect to the Subject Loan at least one (1) Business Day prior to the proposed advance date pursuant to Section 2(a)(i) of the Note. The Company acknowledges and agrees that after making the Subject Loan, the Final $40 Million Committed Amount shall be fully funded on the First Amendment Effective Date. Notwithstanding any other provision herein or in the Note, the Company and the Lenders acknowledge and agree that the Additional Note Commitment may be increased in accordance with Section 2(a)(ii) of the Note.
(b)Excess Cash Flow Commencement Date and Control Notice. The Company hereby consents and agrees that the Excess Cash Flow Commencement Date has occurred and, notwithstanding anything to the contrary in the Note Documents, in accordance with Section 4(h)(iii) of the Note, the Collateral Agent (i) is entitled to deliver a notice of control on or after the Excess Cash Flow Commencement Date under that certain Deposit Account Control Agreement, dated as of June 18, 2024, entered into with the Company and First National Bank of Omaha (after which the Collateral Agent will have sole control of the account subject to such Deposit Account Control Agreement and all transfers from such account shall be subject to the approval and confirmation of the Lenders and permitted only to the extent in accordance with the Note Documents) and (ii) similarly is entitled to deliver a notice of control on or after the Excess Cash Flow Commencement Date under any other control agreement that was entered into pursuant to the Note.
Section 3.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, and subject to the terms and conditions set forth herein, the Company and the Lenders hereby agree to amend the Note as follows:
(a)The definition of “Availability Period” set forth in Section 2 of the Note is hereby amended by replacing the words “October 1, 2024” with the words “October 8, 2024”.
(b)Section 4(j)(iv) of the Note is hereby amended by inserting the words “the applicable Subsidiary of” immediately before the words “ELN-02 Project Company”.
(c)The definition of “ELN-02 Senior Project Debt” in Annex A of the Note is hereby amended by inserting the words “any Subsidiary of” immediately before the words “APLD ELN-02 LLC” and deleting the words “(or ELN-02 Holdings)”.
Section 4.Waiver Effectiveness.
(a)Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent (the date on which all of the following conditions are satisfied or waived in accordance with this Agreement, the “First Amendment Effective Date”):
(i)The Lenders shall have received from the Company and each Lender, counterparts of this Agreement signed on behalf of such party.
(ii)The Company shall have delivered a written borrowing request in form and substance acceptable to the Lenders.

(iii)All conditions precedent set forth in Part II of Annex E of the Note shall have been satisfied, as certified in a certificate of a responsible officer of the Company as required thereunder.
(iv)The Lenders shall have received copies of all purchase orders (collectively, the “Purchase Orders”) with Empire Power Systems (“Empire”) representing the purchase of all generator equipment to be provided by Caterpiller Inc. (“Supplier”) in respect of the ELN-02 Project, in each case in form and substance reasonably satisfactory to the Lenders, and each Purchase Order shall be in full force and effect with no defaults thereunder.
(v)The representations and warranties set forth in Section 5 are true and correct, as certified in a certificate of a responsible officer of the Company.
(vi)CIM Group Acquisitions, LLC shall have received a fully executed side letter (or an amendment to the existing side letter) from the Sponsor and the Company in form and substance satisfactory to it.
(vii)The Lenders and their counsel shall have received for their respective accounts all fees, costs and expenses (to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date or as otherwise reasonably agreed by the Company) due and payable on the First Amendment Effective Date pursuant to Section 7 of the Note.
Section 5.Representations and Warranties; Covenants.
(a)Representations and Warranties. The Company hereby represents and warrants to the Lenders and other Secured Parties the following:
(i)(A) the execution, delivery and performance of this Agreement and the transactions contemplated hereby are within the Company’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member, action, (B) this Agreement has been duly executed and delivered by the Company and the officer executing this Agreement on its behalf has been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof, and (C) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to the general principles of equity, regardless of whether considered in a proceeding in equity or in law;
(ii)as of the First Amendment Effective Date and immediately prior to and immediately after giving effect to this Agreement, no Default or Event of Default under the Note or any other Note Document has occurred and is continuing; and
(iii)the representations and warranties of the Credit Parties set forth in the Note Documents are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct) on and as of the First Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the First Amendment Effective Date, such representations and warranties continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty is be true and correct) as of such specified earlier date.
(b)Use of Proceeds Covenant. The Company agrees that (i) the proceeds of the Subject Loan shall be deposited directly into the Company’s account at First National Bank of Omaha, in the account number ending in 4650 (the “Company Account”), (ii) the proceeds of the Subject Loan shall only be permitted to be used to fund all or a portion of the deposits for the purchase of the generator equipment subject to the Purchase Orders and/or ESA from Empire and transaction costs related to this Agreement and the Note Documents and (iii) the release of the Subject Loan proceeds from the Company Account shall only be permitted on or after the date that the following conditions have been satisfied (subject to the terms of any deposit account control agreement applicable to the Company Account):
(i)The Lenders shall have received the fully executed copy of each of the ESA and the Consent referenced in Section 5(d), each in form and substance reasonably satisfactory to the Lenders; and
(ii)The Company shall have provided to the Lenders written confirmation from Wartsila North America, Inc. (“Wartsila”), in form and substance reasonably satisfactory to the Lenders, acknowledging and agreeing that (A) the Equipment Supply Contract, dated as of September 25, 2024, by and between ELN-02 Project Company and Wartsila and all purchase orders issued in connection therewith have been terminated in full (collectively, the “Wartsila Documents”) and (B) the Company is not required to pay any termination payment or damages as a result of such termination and has no further obligations or liabilities under the Wartsila Documents.
(c)ELN-02 Subsidiary Covenant. Within thirty (30) days of the creation of any Subsidiary of ELN-02 Project Company formed prior to the First Amendment Effective Date (including APLD ELN-02 A LLC, APLD ELN-02 B LLC and APLD ELN-02 C LLC), the Company shall be in compliance with Section 4(p) of the Note; provided that no assets of ELN-02 Project Company shall be contributed or otherwise transferred to any such Subsidiary prior to compliance with clauses (D) and (E) of Section 4(p) of the Note. In addition, any intercompany lease (including the ground lease to be entered into, by and between ELN-02 Project Company and APLD ELN-02 A LLC), sublease, license, easement, assignment, grant of rights or other similar contract by and between ELN-02 Project Company and any of its Subsidiaries and other contract between ELN-02 Project Company and any such Subsidiaries, shall be, in each case, in form and substance reasonably satisfactory to the Lenders.
(d)Generator Equipment Supply Covenants.
(i)The Company shall provide the Lenders prompt written notice (and in any event within one (1) day) of (A) receipt from the Supplier of its confirmation of receipt and acceptance of the Purchase Orders, together with a copy of such confirmation (which the Company agrees to request from Empire), (B) any payments made by Empire to the Supplier, or by any Credit Party directly to Supplier, as applicable, for the generator equipment subject to the Purchase Order and/or the ESA (as defined below), together with evidence of such payment (which in the case of payments made by Empire, the Company agrees to request from Empire) and (C) receipt of any information or other documentation relating to the scheduled delivery of any of the generator equipment subject to the Purchase Orders and/or ESA from Empire or the Supplier.
(ii)By no later than October 31, 2024, the Lenders shall have received (i) a fully executed copy of an Equipment Supply Contract (the “ESA”), to be entered into between ELN-02 Project Company and Empire, evidencing all equipment under the Purchase Orders and (ii) a fully executed copy of a consent and assignment agreement to be entered into among Empire, ELN-02 Project Company and the Collateral Agent in respect of the ESA (the “Consent”), in each case of clause (i) and clause (ii), in form and substance reasonably satisfactory to the Lenders.
(iii)The Company agrees that any Purchase Order or ESA that is entered into, and any intercompany leases and other contracts referenced in Section 5(c) above, shall be subject to the limitations in the last sentence of Section 4(o) of the Note to the same extent as any other agreement referred to in such sentence.
(e)Title Covenant. By no later than October 31, 2024, the Company shall have delivered all Title Insurance Policies and surveys required by, and otherwise satisfied the conditions set forth in, Sections 4(h)(iv)(B) and (C) of the Note.
(f)Other Requested Information. In accordance with Section 4(c) of the Note, the Company agrees to provide, promptly following any request therefor, any further information or updates as to the status of the generator equipment supply and compliance with the Purchase Orders and ESA as the Lenders, acting reasonably, may request.
(g)Treatment under Note. Failure to observe or perform any covenant, condition or agreement in Section 5(b), Section 5(c), Section 5(d) or Section 5(e) shall be an Event of Default under Section 6(d) of the Note and with respect to any other covenant herein, shall be, following expiration of applicable cure periods, an Event of Default under Section 6(e) of the Note.
Section 6.Miscellaneous.
(a)The Company agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent or the Lenders in connection with this Agreement and the transactions contemplated hereby and any other documents prepared in connection herewith or therewith, as set forth in Section 7 of the Note, including those resulting from the engagement of any counsels or consultants.
(b)This Agreement shall not constitute a waiver of any action or transaction other than as specifically provided herein, and shall not constitute a modification of any provision, term or condition of the Note or any other Note Document except solely to the extent and solely for the purposes described herein. Except to the extent that provisions of the Note are hereby expressly waived or amended, the other provisions of the Note shall remain unchanged and in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Note or any other Note Document in similar or different circumstances.
(c)This Agreement shall for all purposes be a Note Document under the Note.
(d)Except as expressly provided herein, nothing contained in this Agreement shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Agreement. By signing this Waiver, the Company confirms, on its behalf and on behalf of each Credit Party, that notwithstanding the effectiveness of the terms hereof, the Note and the other Note Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.
(e)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The fourth and fifth paragraph of Section 8(d) of the Note are hereby incorporated herein, mutatis mutandis.
(f)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lenders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lenders are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lenders pursuant to procedures approved by it.
(g)Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(h)Headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

(i)Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Note or any other Note Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

APLD HOLDINGS 2 LLC,
a Delaware limited liability company

By: /s/ David Rench
Name: David Rench
Title: Chief Financial Officer

CIM APLD Lender Holdings, LLC,
as Collateral Agent and Lender

By: /s/ Jordan Dembo
Name: Jordan Dembo
Title: Vice President and Secretary